EXHIBIT 99.1

MAGNITUDE ANNOUNCES ADDITIONAL EXECUTIVE HIRES IN BUSINESS DEVELOPMENT

CHESTER, N.J., Mar 1/PRNewswire-FirstCall/ -- Magnitude Information Systems, Inc. (Nasdaq: MAGY), a human capital optimization solution company, today announced the hiring of Toby Coriell and Ronald Nixon to work in business development for the company. Mr. Coriell joined the Company's Special Projects Group while Mr. Nixon joined the Company in Magnitude's Business Channel Expansion Group.

Mr. Coriell has a strong background in business development and maintains an exclusive management consulting practice. In his consulting operations, Mr. Coriell advises businesses on strategic positioning for market penetration and growth. Mr. Nixon, an accomplished business development consultant for the past 15 years, has been working for several United Nations Agencies / Programmes headquartered in Rome, Italy on Business Process Review projects.

Mark Chroscielewski, Magnitude's Senior Vice President of Business Development, stated "we're positioning ourselves well to harvest a rapidly growing opportunity pipeline. We're moving quickly to harness the appropriate resources which will be instrumental in translating opportunities into revenue."

Less than a decade ago, this workplace injury category was not on the `radar-screen' for Global 1000 senior management. Today, combined with the cumulative nature of the injury, fueled by businesses vast dependence on desktop/laptop computers and new and anticipated Anti-Injury(tm) legislation, computer injury risk management is a serious boardroom issue. Computer injury is perhaps the single most significant factor contributing to out of control Workers Compensation and Health Care costs, according to insurance industry experts. In fact a recent NIOSH funded study found that workers comp claims may only account for less than 10% of all workplace computer injuries. Companies, who capture even a fraction of this market, have the potential for market valuations in the hundreds of millions of dollars.

Mr. Rudnik stated: "These additions to our team bring to Magnitude a strong experience and skills. With Toby and Ron joining the team, we believe we're fully positioned to strengthen the company's business development, global market growth and infrastructure. We have assembled a very strong proven team which is well positioned to commercialize Magnitude's proprietary Anti-Injury(TM) patent in preventing repetitive stress injuries at home, school and the workplace."

ABOUT MAGNITUDE INFORMATION SYSTEMS, INC.

Magnitude Information Systems, Inc. (http://www.magnitude.com) is the leading developer of Human Capital Optimization Solutions for employers with computer users. ErgoEnterprise(TM), Magnitude's unique patented flagship product, delivers RSI Management and productivity enhancement benefits. ErgoEnterprise has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.